Exhibit 32
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Live Oak Bancshares, Inc., a North Carolina corporation (the “Company”), does hereby certify that:
The Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 23, 2023	/s/ James S. Mahan III
James S. Mahan III
Chief Executive Officer
(principal executive officer)

Date: February 23, 2023	/s/ William C. Losch III
William C. Losch III
Chief Financial Officer
(principal financial officer)
This certification is being furnished solely to accompany the Form 10-K pursuant to 18 U.S.C. § 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed “filed” by the registrant for purposes of section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any filing of the registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of the Form 10-K, irrespective of any general incorporation language contained in such filing.
A signed original of this written statement required by section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.